Exhibit 4.16

CHASE ISSUANCE TRUST
as Issuing Entity

CLASS C(200[_]-[_]) TERMS DOCUMENT
dated as of [_____], 200[_]
to

AMENDED AND RESTATED
CHASESERIES INDENTURE SUPPLEMENT
dated as of October 15, 2004

to

THIRD AMENDED AND
RESTATED INDENTURE
dated as of December 19, 2007

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Indenture Trustee and Collateral Agent

TABLE OF CONTENTS

i

THIS CLASS C(200[_]-[_]) TERMS DOCUMENT (this “Terms Document”), by and between the CHASE ISSUANCE TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuing Entity”), having its principal office at c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as indenture trustee (the “Indenture Trustee”) and collateral agent (the “Collateral Agent”), is made and entered into as of [_____], 200[_].

Pursuant to this Terms Document, the Issuing Entity and the Indenture Trustee shall create a new Tranche of CHASEseries Class C Notes and shall specify the principal terms thereof.

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01         Definitions.  For all purposes of this Terms Document, except as otherwise expressly provided or unless the context otherwise requires:

(1)           the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2)           all other terms used herein which are defined in the Indenture Supplement, the Indenture or the Asset Pool Supplement, either directly or by reference therein, have the meanings assigned to them therein;

(3)           as used in this Terms Document and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Terms Document or in any such certificate or other document, and accounting terms partly defined in this Terms Document or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP.  To the extent that the definitions of accounting terms in this Terms Document or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Terms Document or in any such certificate or other document shall control;

(4)           the words “hereof,” “herein,” “hereunder” and words of similar import when used in this Terms Document shall refer to this Terms Document as a whole and not to any particular provision of this Terms Document; references to any subsection, Section, clause, Schedule or Exhibit are references to subsections, Sections, clauses, Schedules and Exhibits in or to this Terms Document unless otherwise specified; the term “including” means “including without limitation”; references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation; references to any Person include that Person’s successors and assigns; and references to any agreement refer to such agreement, as amended, supplemented or otherwise modified from time to time;

(5)           in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture Supplement, the Indenture or the Asset Pool Supplement, the terms and provisions of this Terms Document shall be controlling; and

(6)            each capitalized term defined herein shall relate only to the Class C(200[_]-[_]) Notes and no other Tranche of CHASEseries Notes issued by the Issuing Entity.

“Asset Pool Supplement” means the Second Amended and Restated Asset Pool One Supplement to the Indenture, dated as of December 19, 2007, by and among the Issuing Entity, the Indenture Trustee and the Collateral Agent.

[“BDL” means Banque de Luxembourg.]

“Beneficiary” means Chase Bank USA, National Association, in its capacity as beneficial owner of the Issuing Entity.

“Calculation Agent” is defined in Section 2.03(a).

“Class C Reserve Account Percentage” means, for any Monthly Period, (i) zero, if the Quarterly Excess Spread Percentage for such Monthly Period is greater than or equal to 4.50%, (ii) 1.25%, if the Quarterly Excess Spread Percentage for such Monthly Period is less than 4.50% and greater than or equal to 4.00%, (iii) 1.75%, if the Quarterly Excess Spread Percentage for such Monthly Period is less than 4.00% and greater than or equal to 3.50%, (iv) 2.75%, if the Quarterly Excess Spread Percentage is less than 3.50% and greater than or equal to 3.00%; (v) 4.00%, if the Quarterly Excess Spread Percentage for such Monthly Period is less than 3.00% and greater than or equal to 2.50%, (vi) 5.00%, if the Quarterly Excess Spread Percentage is less than 2.50% and greater than or equal to 2.00%, (vii) 6.00%, if the Quarterly Excess Spread Percentage for such Monthly Period is less than 2.00% and greater than or equal to 0.00% and (viii) 6.75%, if the Quarterly Excess Spread Percentage for such Monthly Period is less than 0.00%.

“Class C(200[_]-[_]) Note” means any Note, substantially in the form set forth in Exhibit A-3 to the Indenture Supplement, designated therein as a Class C(200[_]-[_]) Note and duly executed and authenticated in accordance with the Indenture.

“Class C(200[_]-[_]) Noteholder” means a Person in whose name a Class C(200[_]-[_]) Note is registered in the Note Register.

“Class C(200[_]-[_]) Termination Date” means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class C(200[_]-[_]) Notes is paid in full, (b) the Legal Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to Article V thereof.

“Controlled Accumulation Amount” means $[_____]; provided, however, if the Accumulation Period Length is determined to be less than twelve months pursuant to Section 3.12(b)(ii) of the Indenture Supplement, the Controlled Accumulation Amount for any Note

Transfer Date with respect to the Class C(200[_]-[_]) Notes will be the amount specified in the definition of “Controlled Accumulation Amount” in the Indenture Supplement.

“Indenture” means the Third Amended and Restated Indenture, dated as of [_____], 2007, between the Issuing Entity and the Indenture Trustee.

“Indenture Supplement” means the Amended and Restated CHASEseries Indenture Supplement, dated as of October 15, 2004, among the Issuing Entity, the Indenture Trustee and the Collateral Agent.

“Initial Dollar Principal Amount” means $[_____].

“Interest Payment Date” means [_____], 200[_] and the 15th day of each month thereafter, or if such 15th day is not a Business Day, the next succeeding Business Day.

“Interest Period” means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or in the case of the initial Interest Payment Date, from and including the Issuance Date) to but excluding such Interest Payment Date.

“Issuance Date” means [_____], 200[_].

“Legal Maturity Date” means [_____], 200[_].

[“LIBOR” means, for any Interest Period, the London interbank offered rate for one-month United States dollar deposits determined by the Calculation Agent on the LIBOR Determination Date for each Interest Period in accordance with the provisions of Section 2.04.]

[“LIBOR Determination Date” means (1) [_____], 200[_] for the period from and including the Issuance Date through but excluding [_____], 200[_] and (2) for each interest period thereafter, the second London Business Day prior to the commencement of the second and each subsequent Interest Period.]

[“London Business Day” means any Business Day on which dealings in deposits in United States Dollars are transacted in the London interbank market.]

“Note Interest Rate” means a rate per annum equal to [__]% [in excess of LIBOR as determined by the Calculation Agent on the related LIBOR Determination Date with respect to each Interest Period.]

“Paying Agent” means Wells Fargo Bank, National Association.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 3.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Quarterly Excess Spread Percentage” means, for each Determination Date, the percentage equivalent of a fraction the numerator of which is the sum of the Excess Spread Percentages with respect to the immediately preceding three Monthly Periods and the denominator of which is three.

“Record Date” means, for any Note Transfer Date, the last Business Day of the preceding Monthly Period.

[“Reference Banks” means four major banks in the London interbank market selected by the Beneficiary.]

[“Reuters Screen LIBOR01 Page” means the display page so designated on the Reuters Monitor Money Rates (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purposes of displaying rates comparable to LIBOR).]

“Scheduled Principal Payment Date” means [_____], 200[_].

“Stated Principal Amount” means $[_____].

Section 1.02         Governing Law.  THIS TERMS DOCUMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 1.03         Counterparts.  This Terms Document may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

Section 1.04         Ratification of Indenture and Indenture Supplement.  As supplemented by this Terms Document, each of the Indenture, the Asset Pool Supplement and the Indenture Supplement is in all respects ratified and confirmed and the Indenture as so supplemented by the Asset Pool Supplement and the Indenture Supplement as so supplemented by this Terms Document shall be read, taken and construed as one and the same instrument.

[END OF ARTICLE I]

ARTICLE II

THE CLASS C(200[_]-[_]) NOTES

Section 2.01                                Creation and Designation.  There is hereby created a Tranche of CHASEseries Class C Notes to be issued pursuant to the Indenture and the Indenture Supplement to be known as the “CHASEseries Class C(200[_]-[_]) Notes.”

Section 2.02                                Interest Payment.

(a)  For each Interest Payment Date, the amount of interest due with respect to the Class C(200[_]-[_]) Notes shall be an amount equal to [one-twelfth of] the product of (i)[(A) a fraction, the numerator of which is the actual number of days in the related Interest Period and the denominator of which is 360, times (B)] the Note Interest Rate [in effect with respect to the related Interest Period], times, (ii) the Outstanding Dollar Principal Amount of the Class C(200[_]-[_]) Notes determined as of the close of business on the Interest Payment Date preceding the related Note Transfer Date for the Class C(200[_]-[_]) Notes; provided, however, that for the first Interest Payment Date the amount of interest due with respect to the Class C(200[_]-[_]) Notes shall be [$_______] [an amount equal to the product of (x) the Outstanding Dollar Principal Amount of the Class C(200[_]-[_]) Notes on the Issuance Date, (y) [__] divided by 360 and (z) the Note Interest Rate in effect with respect to the Class C(200[_]-[_]) Notes determined on [_____], 200[_].  Interest on the Class C(200[_]-[_]) Notes will be calculated on the basis of the actual number of days elapsed and] a 360-day yea [consisting of twelve 30-day months].

(b)         Pursuant to Section 3.03 of the Indenture Supplement, on each Note Transfer Date with respect to the Class C(200[_]-[_]) Notes, the Indenture Trustee shall deposit into the Class C(200[_]-[_]) Interest Funding Sub-Account the portion of CHASEseries Available Finance Charge Collections allocable to the Class C(200[_]-[_]) Notes.  Calculation Agent; Determination of LIBOR.  The Issuing Entity hereby agrees that for so long as any Class C(200[_]-[_]) Notes are Outstanding, there shall at all times be an agent appointed to calculate LIBOR for each Interest Period (the “Calculation Agent”).  The Issuing Entity hereby initially appoints the Indenture Trustee as the Calculation Agent for purposes of determining LIBOR for each Interest Period.  The Calculation Agent may be removed by the Issuing Entity at any time.  If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuing Entity, or if the Calculation Agent fails to determine LIBOR for an Interest Period, the Issuing Entity shall promptly appoint a replacement Calculation Agent that does not control or is not controlled by or under common control with the Issuing Entity or its Affiliates.  The Calculation Agent may not resign its duties, and the Issuing Entity may not remove the Calculation Agent, without a successor having been duly appointed.

(c)           On each LIBOR Determination Date, the Calculation Agent shall determine LIBOR on the basis of the rate for deposits in United States dollars for a one-month period which appears on Reuters Screen LIBOR01 Page or on such comparable system as is customarily used to quote LIBOR as of 11:00 a.m., London time, on such date.  If such rate does not appear on Reuters Screen LIBOR01 Page or on a comparable system as is customarily used to quote LIBOR the rate for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period.  The Calculation Agent shall request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that LIBOR Determination Date shall be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Beneficiary, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

(d)         The Note Interest Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by telephoning the Indenture Trustee at its corporate trust office at (612) 667-8058 or such other telephone number as shall be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Noteholder from time to time.

(e)         On each LIBOR Determination Date, the Calculation Agent shall send to the Indenture Trustee and the Beneficiary, by facsimile transmission, notification of LIBOR for the following Interest Period.

Section 2.03         [Calculation Agent; Determination of LIBOR

(a)         The Issuing Entity hereby agrees that for so long as any Class C(200[_]-[_]) Notes are Outstanding, there shall at all times be an agent appointed to calculate LIBOR for each Interest Period (the “Calculation Agent”).  The Issuing Entity hereby initially appoints the Indenture Trustee as the Calculation Agent for purposes of determining LIBOR for each Interest Period. The Calculation Agent may be removed by the Issuing Entity at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuing Entity, or if the Calculation Agent fails to determine LIBOR for an Interest Period, the Issuing Entity shall promptly appoint a replacement Calculation Agent that does not control or is not controlled by or under common control with the Issuing Entity or its Affiliates. The Calculation Agent may not resign its duties, and the Issuing Entity may not remove the Calculation Agent, without a successor having been duly appointed.

(b)           On each LIBOR Determination Date, the Calculation Agent shall determine LIBOR on the basis of the rate for deposits in United States dollars for a three-month period (or, if an Early Amortization Event or an Event of Default and acceleration of the Class C(200[_]-[_]) Notes shall have occurred, for a one-month period) which appears on Reuters Screen LIBOR01 Page or on such comparable system as is customarily used to quote LIBOR as of 11:00 a.m., London time, on such date. If such rate does not appear on Reuters Screen LIBOR01 Page or on a comparable system as is customarily used to quote LIBOR the rate for that LIBOR Determination Date shall be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a three-month period (or, if an Early Amortization Event or an Event of Default and acceleration of the Class C(200[_]-[_])

Notes shall have occurred, for a one-month period). The Calculation Agent shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date shall be the arithmetic mean of the quotations.  If fewer than two quotations are provided as requested, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Beneficiary, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a three-month period (or, if an Early Amortization Event or an Event of Default and acceleration of the Class C(200[_]-[_]) Notes shall have occurred, for a one-month period).

(c)         The Note Interest Rate applicable to the then current and the immediately preceding Interest Periods may be obtained by telephoning the Indenture Trustee at its corporate trust office at (612) 667-8058 or such other telephone number as shall be designated by the Indenture Trustee for such purpose by prior written notice by the Indenture Trustee to each Noteholder from time to time.

(d)         On each LIBOR Determination Date, the Calculation Agent shall send to the Indenture Trustee and the Beneficiary, via email or by facsimile transmission, notification of LIBOR for the following Interest Period.]

Section 2.04                                Payments of Interest and Principal

(a)                      Any installment of interest or principal, if any, payable on any Class C(200[_]-[_]) Note which is punctually paid or duly provided for by the Issuing Entity and the Indenture Trustee on the applicable Interest Payment Date or Principal Payment Date shall be paid by the Paying Agent to the Person in whose name such Class C(200[_]-[_]) Note (or one or more Predecessor Notes) is registered on the Record Date, by wire transfer of immediately available funds to such Person’s account as has been designated by written instructions received by the Paying Agent from such Person not later than the close of business on the third Business Day preceding the date of payment or, if no such account has been so designated, by check mailed first-class, postage prepaid to such Person’s address as it appears on the Note Register on such Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of Cede & Co., payment shall be made by wire transfer in immediately available funds to the account designated by such nominee.

(b)                  The right of the Class C(200[_]-[_]) Noteholders to receive payments from the Issuing Entity will terminate on the first Business Day following the Class C(200[_]-[_]) Termination Date.

Section 2.05                                Targeted Amount to be on Deposit in the Class C Reserve Sub-Account.

(a)           The amount targeted, with respect to any Monthly Period, to be on deposit in the Class C Reserve Sub-Account for the Class C(200[_]-[_]) Notes on the Note Transfer Date in the immediately succeeding Monthly Period, will, on the issuance date, be zero and, thereafter, will be an amount equal to the product of (A) the Class C Reserve Account Percentage for such Monthly Period times (B) the Initial Outstanding Dollar Principal Amount of the CHASEseries Notes (exclusive of (x) any Class or Tranche of CHASEseries Notes which will be paid in full on the applicable Payment Date for such Class or Tranche of CHASEseries Notes in the immediately succeeding Monthly Period and (y) any Class or Tranche of CHASEseries Notes which will have a Nominal Liquidation Amount of zero on the applicable Payment Date for such Class or Tranche of CHASEseries Notes in the immediately succeeding Monthly Period) times (C) a fraction, the numerator of which is the Nominal Liquidation Amount of the Class C(200[_]-[_]) Notes as of the close of business on the last day of such Monthly Period (exclusive of the amount deposited with respect to the Targeted Principal Deposit Amount on the applicable Note Transfer Date for such Tranche of CHASEseries Class C Notes in the next succeeding Monthly Period) and the denominator of which is the Nominal Liquidation Amount of all Class C Notes in the CHASEseries as of the close of business on the last day of such Monthly Period (exclusive of the amount deposited with respect to the Targeted Principal Deposit Amount on the applicable Note Transfer Date for all Tranches of CHASEseries Class C Notes in the next succeeding Monthly Period); provided however, that if an Early Redemption Event or Event of Default occurs with respect to the Class C(200[_]-[_]) Notes, the amount targeted to be on deposit will be the Initial Outstanding Dollar Principal Amount of the Class C(200[_]-[_]) notes.

(b)         The Issuing Entity may change the percentage and methodology set forth above for calculating the amount targeted to be on deposit in the Class C Reserve Sub-Account for the Class C(200[_]-[_]) Notes without the consent of any Noteholder so long as the Issuing Entity has (i) received written confirmation from each Note Rating Agency that has rated any Outstanding Notes that the change in such percentage or formula will not result in a Ratings Effect with respect to any Outstanding Notes and (ii) delivered to the Indenture Trustee and the Note Rating Agencies a Master Trust Tax Opinion and an Issuing Entity Tax Opinion.

Section 2.06        Form of Delivery of Class C(200[_]-[_]) Notes; Depository; Denominations.

(a)  The Class C(200[_]-[_]) Notes shall each be delivered in the form of a global Registered Note as provided in Sections 2.02 and 3.01(i) of the Indenture, respectively.

(b)         The Depository for the Class C(200[_]-[_]) Notes shall be The Depository Trust Company, and the Class C(200[_]-[_]) Notes shall initially be registered in the name of Cede & Co., its nominee.

(c)         The Class C(200[_]-[_]) Notes will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess of $100,000.

Section 2.07        Delivery and Payment for the Class C(200[_]-[_]) Notes

.  The Issuing Entity shall execute and deliver the Class C(200[_]-[_]) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Class C(200[_]-[_]) Notes when authenticated, each in accordance with Section 3.03 of the Indenture.

Section 2.08        Supplemental Indenture

.  The Issuing Entity may enter into a supplemental indenture with respect to the Class C(200[_]-[_]) Notes as provided in Section 9.01 of the Indenture; provided, however, that any supplemental indenture which provides for an additional or alternative form of credit enhancement for the Class C(200[_]-[_]) Notes shall, in addition to the requirements set forth in Section 9.01 of the Indenture, require confirmation from the Note Rating Agencies that have rated any Outstanding Notes of the CHASEseries that such change in credit enhancement will not result in a Ratings Effect with respect to any Outstanding Notes of the CHASEseries.

[Section 2.09      Appointment of co-Paying Agent and co-Transfer Agent.  BDL is appointed as co-paying agent and as co-transfer agent in Luxembourg with respect to the Class C(200[_]-[_]) Notes for so long as the Class C(200[_]-[_]) Notes are listed on the Luxembourg Stock Exchange.  Any reference in this Terms Document, the Indenture Supplement, the Asset Pool Supplement and the Indenture to the Paying Agent or the Transfer Agent shall be deemed to include BDL as co-paying agent or co-transfer agent, as the case may be, unless the context requires otherwise.

[END OF ARTICLE II]

IN WITNESS WHEREOF, the parties hereto have caused this Terms Document to be duly executed, all as of the day and year first above written.

CHASE ISSUANCE TRUST

By:	CHASE BANK USA,
NATIONAL ASSOCIATION,
as Beneficiary and not in its individual
capacity

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Indenture Trustee and
Collateral Agent

By:
Name:
Title:

Chase Issuance Trust
CHASEseries Class C(200[_]-[_]) Notes Terms Document
Signature Page